Exhibit 10.5

LOAN AGREEMENT

THIS AGREEMENT is made the 4th day of October 2004 BETWEEN:
(1)	InfraBlue Ltd of 27 New Bond Street, London W1S 2RH ("the Borrower");
(2)	Publiclock Inc of P.O. Box 556, Main Street, Charlestown, Nevis ("the Lender")

Whereby it is agreed that the Lender will make available to the Borrower a Loan Facility ("the Facility") in the sum of L 150,000.00 (One hundred and fifty thousand pounds Sterling) on the following terms and conditions:-

1.	Commitment The amount of the Facility will not exceed L 150,000.00
2.	Definitions The following terms used elsewhere in this agreement shall have the meanings ascribed to them below:-
	"Agreed Interest Rate"	6 per cent per annum above the Svenska Handelsbanken Plc Base rate from time to time being in force or 10% per annum which ever is the greater
	"Default Interest Rate"	10 per cent per annum above the Svenska Handelsbanken Plc Base rate from time to time being in force or 14% per annum which ever is the greater
	"Drawdown Date"	The day upon which the Facility is drawn down in accordance with clause 3 and 7 and in meeting the qualification criteria outlined in clause 11.
	"Encumbrance"	Any mortgage charge lien pledge or other security interest or encumbrance of any kind
	"Event of Default"	Any of the events specified in Clause 10 hereof
	"Facility"	The Facility the terms and conditions of which are set out in this agreement
	"the Repayment Date"	The 1st day of April 2007
	"the Security Documents"	The debenture more particularly described in clause 8 hereof
	"the Qualification Criteria"	As set out in clause 11 hereof
3.	Availability
3.1

Subject to the receipt by the Lender of the Security Documents, the Qualification Criteria and no Event of Default having occurred which is or with the passage of cime or the giving of notice shall become an Event of Default the Facility shall be

1

made available to the Borrower in tranches of L 30,000.00 and shall be advanced to the Borrower one tranche every three months, or otherwise agreed upon, following the date of this agreement following the receipt by the Lender of a written notice from the Borrower requesting drawdown and including payment instructions to be received by the Lender three clear days before the Drawdown Date

3.2		A notice given by the Borrower in accordance with clause 3.1 above will be irrevocable
4.		Repayment
4.1

The Borrower shall subject to the terms and conditions of this Agreement repay the Facility in full together with all accrued interest and costs on or before the Repayment Date time to be of the essence

4.2

No set off or counterclaim of any nature whatsoever by the Borrower against the Lender shall entitle the Borrower to refuse or fail to pay upon the due date the principal or interest in respect of the Facility or any monies payable hereunder or to set off or claim to set off any part of such sum against such claim or counterclaim but any claim or counterclaim shall only be enforceable by separate proceedings

4.3

Prepayment of the whole or any part of the Facility will be permitted at any time at the Borrower's option without penalty save that if the Facility is repaid in full prior to the Repayment Date the Borrower shall in addition to repayment of the Facility pay to the Lender a sum equivalent to the amount of interest due to the Lender for the whole of the period of the Facility credit being given to the Borrower for interest payments (if any) made by the Borrower to the Lender prior to the date of prepayment

5.

Interest

The Borrower shall not pay any interest to the Lender on the Facility for the period of eighteen months from the date of this Agreement thereafter the Borrower shall pay interest to the Lender at the Agreed Interest Rate upon repayment of the Facility save that in an Event of Default as set out in clause 10 below the Borrower shall pay to the Lender interest on all monies due under this Agreement at the Default Interest Rate from the date of Default until all monies due under this Agreement are repaid to the Lender.

6.		Tax and Payments
6.1

All amounts due hereunder shall be paid by the Borrower without deduction of or withholding for or withholding of or on account of any taxes fees charges or otherwise which may be levied in the United Kingdom or elsewhere whether now or hereafter save to the extent that the Borrower is compelled by law to make such deduction in which event the Borrower will pay to the Lender such additional amount as shall ensure that the aggregate of the net amounts received after deduction shall equal the amount which would have been receivable before such deduction

6.2		All payments due to the Lender shall be made by the Borrower on the due date to such account as the Lender shall notify the Borrower in writing for this purpose
6.3		All payments due under this agreement shall be made by Bankers Standing Order unless otherwise agreed in advance between the Lender and the Borrower
6.4		All payments received by the Lender under this clause or any other provision of this agreement shall be applied in the following order: -
	6.4.1	towards the costs charges and expenses of the Lender in enforcing any of its rights and remedies hereunder
2

	6.4.2	towards satisfaction of interest up to the date of payment
	6.4.3	towards satisfaction of the Facility up to the date of payment in total
7.	Conditions Precedent

This Facility after deduction of the Lender's Solicitors costs of and incidental to the preparation of this agreement and the Security Documents is made available to the Borrower subject to this agreement duly signed on behalf of the Borrower written notice of drawdown and the Security Documents all in form and content acceptable to the Lender being received by the Lender (or his Solicitors) not less than 3 business days prior to the Drawdown date or such later date as may be acceptable to the Lender

8.	Security
8.1

As continuing security for the due and punctual payment and performance of all indebtedness and obligations of the Borrower to the Lender arising hereunder whether now or hereinafter existing and whether due or to become due (collectively, the "Obligations"), the Borrower hereby grants to the Lender a Debenture in the form attached hereto (the "Debenture")

8.2

In the event that the Borrower fails to perform any of its obligations hereunder the Lender may exercise all the powers and rights of the Debenture holder and as conferred by statute or otherwise and (without prejudice to the generality to the foregoing and in addition to the powers and rights conferred by statute) may sell or otherwise dispose of all title to and interest in the Company's Property (or any part thereof) secured by the Debenture upon such terms and generally in such commercially reasonable manner as the Lender thinks fit. The Lender shall not be liable for any loss or damage occasioned by any such sale or disposal arising out of the exercise of or failure to exercise any of its powers hereunder. The Lender shall be entitled to apply moneys arising from the exercise of such powers towards the discharge of any amount due to it hereunder in such manner as the Lender deems fit, with (subject to any rights of set off, combination or retention in favour of the Lender) any surplus being paid to the Borrower.

9.	Covenants
The Borrower covenants as follows:-
9.1	to provide the Lender with such reasonable information as the Lender may reasonably require in respect of the Borrower's financial position
9.2	to pay all the Lender's costs charges and expenses in connection with the Facility and the Security Documents to include inter alia legal costs
9.3	to notify the Lender immediately in the event of a petition being filed against the Borrower for the winding up compulsory or otherwise of the Borrower or of the Borrower's inability to pay its debts
9.4	to notify the Lender immediately in the event of any adverse changes in the financial position of the Borrower
9.5

to notify the Lender immediately in the event that any litigation or administrative proceedings before or of any court or governmental authority is or becomes pending or to the best knowledge of the Borrower threatened against the Borrower or any of the Borrower's assets which might materially adversely affect the ability of the Borrower to perform the obligations hereunder or under the Security Documents

3

9.6

to give notice to the Lender as soon as possible after becoming aware of the same of the occurrence of any Event of Default or any other event which with the giving of notice or lapse of time or both would constitute an Event of Default

9.7		not without the prior written consent of the Lender to create or have outstanding any Encumbrance other than any such as has been disclosed to the Lender prior to the execution hereof
10.		Events of Default
In the event that:
10.1		the Borrower makes default in the payment within seven days of the due date of any amount payable hereunder; or
10.2

the Borrower shall default in the performance or observance of any other obligation covenant term or condition of this Facility and if capable of remedy such default shall not have been remedied within 15 days after written notice thereof shall have been given to the Borrower by the Lender; or

10.3		any statement made or information supplied by the Borrower in connection with this Facility is incorrect or incomplete in any material respect; or
10.4		any default shall occur under any other Encumbrances agreement or indebtedness entered into by the Borrower; or
10.5		any insolvency/bankruptcy or similar proceedings are instituted against the Borrower under the laws of any jurisdiction; or
10.6

there shall occur a change in the financial condition of the Borrower which would materially impair the ability of the Borrower to perform any of its obligations under the Facility or place any security constituted by any of the Security Documents in jeopardy; or

10.7

if the Borrower makes an assignment for the benefit of its creditors or convenes a meeting for the purpose of entering into any arrangements or composition for the benefit of the said creditors or the Borrower suspend payment of its debts;or

10.8

if an encumbrancer takes possession or a receiver or other similar officer is appointed in respect of the whole or any material part of the assets or undertakings or the equivalent thereof of the Borrower; or

10.9		it becomes unlawful for the Borrower to perform its obligations under this agreement or any such documents becomes unenforceable; or

then the obligations of the Lender under this Facility may at the sole discretion of the Lender be terminated forthwith and the entire amount of the Facility together with accrued interest thereon and outstanding and any other amounts payable hereunder shall immediately become due and payable without further notice of any kind and the Lender shall have the immediate right to enforce any of its rights under this Facility

11.		Qualification Criteria In order for the Borrower to call for a tranche of the Facility it must provide the Borrower with the following:
Each tranche is secured by reaching pre-agreed milestones, which is attached hereto -
	2nd tranche -	business infrastructure in place, product services live, demo services live,
4

corporate and consumer website live, sales and marketing collateral in place, leads generated to ensure 1st sale, partnerships and alliances in place
	3rd tranche -	Revenue needs to be generated
	4th tranche -	Profitable business or a very clear path to break even must be in place, with the funds being used to increase sales and marketing efforts.
	5th tranche -	available if deemed needed
12.	Fees and Expenses

The Borrower undertakes on demand by the Lender to reimburse the Lender for all charges costs and expenses incurred by the Lender in connection with the establishment of this Facility and all monies which the Lender may expend or become liable for in enforcing all or any of its rights or remedies hereunder whether or not the Facility is drawn down pursuant to this agreement

13.	Benefit of Assignment

The Borrower may not assign its rights or obligations hereunder. The Lender may at any time upon written notice to the Borrower assign all or any part of its rights or obligations under this agreement to whomsoever the Lender wishes

14.	Notices

All notices required to be given under the terms of this agreement shall be in writing and in the case of the Lender shall be sent to and in the case of the Borrower shall be given to the address for service herein before appearing. Any such notice may be delivered personally by first class pre-paid registered delivery post or facsimile transmission and shall be deemed to have been served if by hand when delivered if by first class registered delivery post 48 hours after posting and if by facsimile transmission when despatched

15.	Law and Jurisdiction
15.1	This agreement shall be governed by and construed in accordance with the laws of England
15.2

Any dispute arising between the parties concerning this agreement shall be determined by the English Courts and the parties hereby submit to the exclusive jurisdiction of the English Courts for such purpose

16.	Waiver

No failure to exercise nor delay in exercising on the part of the Lender any right or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy

17.	The Contracts (Rights Of Third Parties) Act 1999
The parties hereto do not intend that any term of this Agreement should be enforceable by any third party as provided by The Contracts (Rights Of Third Parties) Act 1999
5

IN WITNESS whereof the parties hereto have executed this Agreement

SIGNED as a DEED by PUBLICLOCK INC a Company incorporated in NEVIS acting by a person who in accordance with the laws of that territory is acting under the authority of the Company:-	/s/ Mark Gebhard
EXECUTED as a deed by INFRABLUE LIMITED acting by a Director and Company Secretary or by two Directors /s/ Mitchell Johnson Director____________________________
/s/ Mark Gebherd ___________________________________ pp Kingsland (Services) Limited

6